FIFTH AMENDMENT TO	EXHIBIT 10.01
SECOND AMENDED AND RESTATED	WELLS FARGO RETAIL FINANCE
LOAN AND SECURITY AGREEMENT	II, LLC

June 10, 2009

THIS FIFTH AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Fifth Amendment”) is made in consideration of the mutual covenants contained herein and benefits to be derived herefrom to the Second Amended and Restated Loan and Security Agreement dated May 17, 2006 (as amended and in effect, the “Loan Agreement”) among dELiA*s, Inc., a Delaware corporation with its principal executive offices at 50 West 23rd Street, New York, New York 10010, for itself and as agent (in such capacity, the “Lead Borrower”) for the other Borrowers party thereto (individually, a “Borrower” and, collectively with the Lead Borrower, the “Borrowers”), and the Borrowers, on the one hand, and Wells Fargo Retail Finance II, LLC, a Delaware limited liability company with offices at One Boston Place - 19th Floor, Boston, Massachusetts 02108 (the “Lender”), on the other hand.

Background:

The Borrowers and the Lender desire to amend and modify certain terms and provisions of the Loan Agreement.

NOW THEREFORE, in consideration of the mutual promises and agreements herein contained, the parties hereto hereby agree that subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Loan Agreement is hereby amended as follows:

1.	Incorporation of Terms and Conditions of Loan Agreement. All of the terms and conditions of the Loan Agreement (including, without limitation, all definitions set forth therein) are specifically incorporated herein by reference. All capitalized terms not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.	Representations and Warranties. Each of the Borrowers hereby represents and warrants that (i) there is no Default or Event of Default under the Loan Agreement or under any other Loan Document, and (ii) except with respect to those representations and warranties which relate solely to an earlier date, all representations and warranties contained in the Loan Agreement and the other Loan Documents are true and correct as of the date hereof.

3.	Conditions Precedent. It shall be a condition to the effectiveness of this Fifth Amendment that the following shall be satisfied to the satisfaction of the Lender:

a.	The Lender shall have received counterparts of this Fifth Amendment duly executed by each of the parties hereto;

b.	All action on the part of the Borrowers necessary for the valid execution, delivery and performance by the Borrowers of this Fifth Amendment and all other documentation, instruments, and agreements to be executed in connection herewith shall have been duly and effectively taken and evidence thereof satisfactory to the Lender shall have been provided to the Lender;

c.	After giving effect to this Fifth Amendment, the representations and warranties in the Loan Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date hereof as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date);

d.	After giving effect to this Fifth Amendment, no Default or Event of Default shall have occurred and be continuing on the date hereof, nor shall result from the consummation of the transaction contemplated herein;

e.	The Borrowers shall have paid all fees due to the Lender as of the date hereof. The Borrowers shall have paid to the Lender all costs and expenses of the Lender, including, without limitation, reasonable attorneys’ fees, in connection with the preparation, negotiation, execution and delivery of this Fifth Amendment; and

f.	The Lender shall have received such other documents and instruments as reasonably requested by the Lender.

4.	Amendment to Article 1 of the Loan Agreement. The definition of “Maturity Date” contained in Article 1 of the Loan Agreement is hereby deleted in its entirety, and the following is inserted in its place:

“Maturity Date”: June 26, 2009.

5.	No Further Modification. Except as expressly modified in the manner set forth above, the Loan Agreement and the other Loan Documents shall remain unmodified and in full force and effect.

6.	No Claims; Waiver. Each of the Borrowers acknowledges, confirms and agrees that, as of the date hereof, such Borrower has no knowledge of any offsets, defenses, claims or counterclaims against the Lender with respect to, under or relating to the Revolving Credit Loans, the Loan Documents, or the transactions contemplated therein, and, to the extent that such Borrower has or has ever had any such offsets, defenses, claims or counterclaims arising on or before the date hereof, such Borrower hereby specifically WAIVES and RELEASES any and all rights to such offsets, defenses, claims or counterclaims.

7.	Binding Agreement. The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their heirs, representatives, successors and assigns.

8.	Multiple Counterparts. This Fifth Amendment may be executed in multiple counterparts, each of which shall constitute an original and together which shall constitute but one and the same instrument.

9.	Governing Law; Sealed Instrument. This Fifth Amendment shall be construed, governed, and enforced pursuant to the law of The Commonwealth of Massachusetts, and shall take effect as a sealed instrument.

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IN WITNESS WHEREOF, this Fifth Amendment has been duly executed and delivered by each of the parties hereto as of the date first above written.

BORROWERS:

dELiA*s , INC. ALLOY MERCHANDISE, LLC dELiA*s ASSETS CORP. SKATE DIRECT, LLC dELiA*s GROUP INC. dELiA*s OPERATING COMPANY dELiA*s RETAIL COMPANY
DACCS, INC.

By:	/s/ David J. Dick
Name:	David J. Dick
Title:	Chief Financial Officer and Treasurer

LENDER:

WELLS FARGO RETAIL FINANCE II, LLC

By:	/s/ Michele L. Ayou
Name:	Michele L. Ayou
Title:	Vice President